UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2009

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

and

Item 7.01	Regulation FD Disclosure.

On May 6, 2009, Penn Virginia Corporation (“PVA”) issued a press release regarding its financial results for the three months ended March 31, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The non-generally accepted accounting principle (“non-GAAP”) financial measures of operating cash flow, net income, as adjusted, attributable to PVA and net income, as adjusted, attributable to PVA per diluted share are presented in the press release. In each case, the amounts included in the calculations of these measures are computed in accordance with generally accepted accounting principles (“GAAP”). As part of the press release information, we have provided reconciliations of these non-GAAP financial measures to their most comparable financial measure or measures calculated and presented in accordance with GAAP.

We believe that investors can more accurately understand our financial results if they have access to the same financial measures used by management. Operating cash flow represents net cash provided by operating activities before changes in operating assets and liabilities. We believe that operating cash flow is widely accepted as a financial indicator of an energy company’s ability to generate cash which is used to internally fund investing activities, service debt and pay dividends. Operating cash flow is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the energy industry. Operating cash flow is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

Net income, as adjusted, attributable to PVA represents net income adjusted to exclude the effects of non-cash changes in the fair value of derivatives, the effects of drilling rig standby charges, the effects of impairments and the effect of the allocation of net income of Penn Virginia Resource Partners, L.P. (“PVR”) to PVR units we own and have awarded under PVR’s long-term incentive compensation plan. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry, as well as companies within the natural gas midstream industry. We use this information for comparative purposes within these industries. Net income (loss) as adjusted is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

Net income, as adjusted, attributable to PVA per diluted share represents net income, as adjusted, attributable to PVA divided by the weighted average number of outstanding diluted shares during the period. Net income, as adjusted, attributable to PVA per diluted share is used as a supplemental financial measure by us and by external users of our financial statements, such as investors, commercial banks, research analysts and others. Our method of computing adjusted net income (loss) per diluted share may not be the same method used to compute similar measures reported by other companies within the oil and gas exploration and production industry, as well as companies within the natural gas midstream industry, and may be computed differently by us in different contexts.

In addition, to further assist investors and professional research analysts in the analysis of our financial statements, we have provided a conversion of our consolidated financial statements to non-GAAP equity method financial statements. Equity method financial statements represent our consolidated financial statements adjusted to exclude amounts attributable to Penn Virginia GP Holdings, L.P. (“PVG”) which otherwise are included in our consolidated financial statements. These amounts are instead included in the equity method financial statements as equity earnings in affiliates, equity investment and distributions. We believe equity method financial statements provide useful information to allow the public to more easily discern PVG’s effect on our consolidated financial results.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Penn Virginia Corporation press release dated May 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2009

Penn Virginia Corporation

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Penn Virginia Corporation press release dated May 6, 2009.